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                                                                   Exhibit 10.24

                       PERFORMANCE STOCK OPTION AGREEMENT

      This Stock Option Agreement, dated as of the Grant Date set forth on Schedule A hereto, between Dresser-Rand Group Inc., a Delaware corporation (the "Company"), and the grantee whose name appears on Schedule A (the "Grantee"), is being entered into pursuant to the Dresser-Rand Group Inc. 2005 Stock Incentive Plan (the "Plan"). Capitalized terms used herein without definition have the meaning given in the Plan.

      1. Grant of Options.

      (a) Confirmation of Grant. The Company hereby evidences and confirms its grant to the Grantee, effective as of the Grant Date set forth on Schedule A, of the five separate tranches of NSOs (the "Options") to purchase the number of Shares set forth on Schedule A. The Options are subject to the terms of the Plan, which terms are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

      (b) Exercise Price. The Options shall have an exercise price of $21.00 per share, subject to adjustment as provided in the Plan (the "Exercise Price").

      2. Vesting and Exercisability.

      (a) Definitions. For purposes of this Section 2, the following terms have the meanings set forth below:


      "Exit Event" means the closing of any transaction where First Reserve receives cash, cash equivalents or marketable publicly-traded securities on or with respect to the First Reserve Investment.

      "Exit Value" means the aggregate dollar amount received by First Reserve in any Exit Event, whether such Exit Event occurs before or after the date of this Agreement. "Exit Value" shall be a cumulative number, such that the Exit Value resulting from any prior Exit Events shall be added to the Exit Value obtained in the current Exit Event in order to determine the Exit Value following any Exit Event.

      "First Reserve Investment" means the aggregate dollar amount of all indirect equity investments in the Company made by First Reserve, whether such investments occur before or after the date of this Agreement.

      (b) Operative Provisions. Subject to the Grantee's continuous employment with the Company or a Subsidiary until the time of the applicable Exit Event, each tranche of Options shall vest and become exercisable on the date of an Exit Event if and
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only if the Exit Value after the Exit Event equals or exceeds the First Reserve
Investment multiple set forth opposite such tranche in the following table:

          Tranche of Options         Minimum Exit Value Required for Vesting
          ------------------         ---------------------------------------
                  A                     2.25x the First Reserve Investment

                  B                     2.50x the First Reserve Investment

                  C                     2.75x the First Reserve Investment

                  D                     3.00x the First Reserve Investment

                  E                     3.25x the First Reserve Investment

      3. Termination of the Options.

      (a) Normal Termination Date. Unless earlier terminated pursuant to Section 3(b), the Options shall terminate and be canceled on the tenth anniversary of the Grant Date (the "Normal Termination Date").

      (b) Early Termination.

            (i) Unvested Options. Any Options that are not vested and exercisable on the date of the Grantee's termination of employment, or that do not become vested and exercisable in connection with a Change in Control or following an Exit Event where the dollar amount of the First Reserve Investment is reduced to zero, shall be immediately forfeited and canceled.

            (ii) Vested Options. Any Options that are vested and exercisable on the date of the Grantee's termination of employment shall remain exercisable until the first to occur of (A) the 90th day following the date of the Grantee's termination of employment (the 365th day in the case of terminations of employment by reason of death or Disability) and (B) the Normal Termination


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      Date, and if not exercised within such period the Options shall automatically terminate and be canceled upon the expiration of such period.

            (iii) Terminations for Cause. Notwithstanding anything in this Agreement to the contrary, if the Grantee's employment is terminated for Cause, all Options, whether or not then vested and exercisable, shall be immediately forfeited and canceled as of the date of such termination of employment.

      4. Manner of Exercise. The Grantee may exercise any Options that have become vested and exercisable by providing written notice of exercise to the Company and paying the aggregate Exercise Price for such Options (i) in cash or its equivalent, (ii) by exchanging Shares that are not the subject of any pledge or other security interest, (iii) through an arrangement with a broker approved by the Company whereby payment is accomplished in whole or in part with the proceeds of the sale of Shares or (iv) by any combination of the forgoing.

      5. Miscellaneous.

      (a) Tax Withholding. No Shares shall be issued pursuant to the exercise of Options unless and until the Grantee has made arrangements satisfactory to the Committee to satisfy applicable withholding tax obligations.

      (b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

      (c) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by both the Grantee and the Company.

      (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Grantee without the prior written consent of the other party, provided that the Company may assign all or any portion of its rights or obligations under this Agreement to one or more persons or other entities designated by it.

      (e) APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS WHICH WOULD REQUIRE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.


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      (f) Severability; Blue Pencil. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

      (g) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


                          -- Signature page follows --


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         IN WITNESS WHEREOF, the Company and the Grantee have executed this
Agreement as of the Grant Date.

                                       DRESSER-RAND GROUP INC.



                                       By: /s/ Elizabeth C. Powers
                                           --------------------------------
                                           Name:  Elizabeth C. Powers
                                           Title: Vice President and
                                                  Chief Administrative Officer




                                       GRANTEE



                                        /s/ Lonnie Arnett
                                        ----------------------------------
                                            Lonnie Arnett


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